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FOX CHASE BANCORP, INC.                                1ST QUARTER EARNINGS 2008
PAGE 1


                         [FOX CHASE BANCORP, INC. LOGO]


FOR IMMEDIATE RELEASE

DATE:    May 1, 2008
CONTACT: Roger Deacon
         Chief Financial Officer
PHONE:   (215) 682-4116

                      FOX CHASE BANCORP ANNOUNCES EARNINGS
                             FOR FIRST QUARTER 2008
                 (ANNOUNCES APPROVAL OF 10b5-1 REPURCHASE PLAN)

HATBORO, PA, MAY 1, 2008 - Fox Chase Bancorp, Inc. (the "Company") (NASDAQ GM:
FXCB), the holding company for Fox Chase Bank (the "Bank"), today announced net income of $345,000 for the three months ended March 31, 2008, compared to net income of $293,000 for the three months ended March 31, 2007, an increase of 17.7%.

Highlights for the quarter included:

     o Net interest income increased $584,000, or 13.4%, to $4.9 million for the three months ended March 31, 2008, compared to $4.4 million for the three months ended March 31, 2007;
     o Loans receivable totaled $458.5 million at March 31, 2008, representing an $82.3 million, or 21.9%, increase from March 31, 2007 and an $11.4 million, or 2.6%, increase since December 31, 2007;
     o Establishment of a regional lending group at the Bank's location in Ocean City, New Jersey.

Thomas M. Petro, President and CEO stated, "We achieved positive quarterly results and were able to continue to implement our commercial business banking strategy despite the current environment where financial institutions are under earnings pressures related to interest rates and credit quality. We also continued to improve our operational efficiencies during the quarter, which will allow us to continue to grow without significant additional expenditures. Like other banks, we continue to manage through net interest margin compression, diminished consumer lending demand and declining economic conditions, but we believe our focus on delivering a comprehensive mix of business relationship products to small and medium size businesses will improve our long-term financial performance."


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FOX CHASE BANCORP, INC.                                1ST QUARTER EARNINGS 2008
PAGE 2


Total assets increased $52.5 million, or 6.5%, to $865.4 million at March 31, 2008, compared to $812.9 million at December 31, 2007. Loans increased $11.4 million from December 31, 2007 to March 31, 2008. Approximately $10.4 million of this increase was in commercial, commercial real estate and construction loans as we continue our strategic initiative to increase our commercial loan portfolio. Mortgage related securities increased $59.0 million due to a leverage strategy implemented during the first quarter of 2008. Investment securities available-for-sale decreased $70.2 million primarily due to the Bank liquidating $60.0 million in short-term auction rate bonds and municipal securities during the first quarter of 2008, and reinvesting such funds in short-term money market accounts, which increased by $50.7 million during the quarter. Deposits increased $12.4 million, or 2.1%, from $585.6 at December 31, 2007 to $598.0 million at March 31, 2008 as the Bank began marketing initiatives to increase core deposits. Federal Home Loan Bank advances increased $39.4 million, or 49.2%, to fund the leverage strategy mentioned above.

Nonperforming assets totaled $774,000, or 0.09% of total assets, at March 31, 2008 compared to $819,000, or 0.10% of total assets, at December 31, 2007. The Company recorded provisions for loan losses of $175,000 and $0 for the three months ended March 31, 2008 and March 31, 2007, respectively. The increase in the provision reflected loan growth, primarily in the commercial categories discussed previously. The allowance for loan losses at March 31, 2008 was 0.77% of total loans outstanding compared to 0.75% of total loans at December 31, 2007.

As previously mentioned, the Company's net interest income increased by $584,000 to $4.9 million for the three months ended March 31, 2008 from $4.4 million for the comparable period in 2007. The increase in net interest income was primarily due to the previously mentioned 21.9% increase in loans. The Company's net interest margin was 2.39% for the three months ended March 31, 2008, compared to 2.45% for the comparable period in 2007 and 2.74% for the three months ended December 31, 2007. The decrease from December 31, 2007 was primarily the result of a 3% decline in the federal funds rate since September 2007 and, to a lesser extent, the Bank's implementation of leverage strategies during the fourth quarter of 2007 and first quarter of 2008 to deploy capital and take advantage of a steepening yield curve.


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FOX CHASE BANCORP, INC.                                1ST QUARTER EARNINGS 2008
PAGE 3


Noninterest expense increased by $265,000, or 5.9%, between the three months ended March 31, 2008 and 2007. Salaries and benefits costs rose $381,000 between three-month periods primarily due to $208,000 of expense associated with the awards granted under the Company's 2007 Equity Incentive Plan, costs associated with the opening of the Bank's West Chester, Pennsylvania branch in October 2007 and annual merit increases. These increases were offset by a decrease in professional fees of $161,000. Legal fees in the first quarter of 2007 were higher due to litigation related matters. The Company also had a decrease of $81,000 between years largely due to lower levels of compliance costs.

During the three months ended March 31, 2008, the Company repurchased 31,200 shares of common stock in conjunction with its previously announced stock repurchase plan, which provides for the repurchase of up to 327,000 shares, or 5% of the Company's outstanding common stock held by persons other than Fox Chase MHC. The Company also today announced that, between July 1, 2008 and the release of earnings for the second quarter of 2008, the previously announced stock repurchase plan will be conducted solely through a Rule 10b5-1 repurchase plan. Purchases will be based upon the parameters of the Rule 10b5-1 repurchase plan. The Rule 10b5-1 repurchase plan allows the Company to repurchase its shares during periods when it would normally not be active in the market due to its internal trading blackout period.

Fox Chase Bancorp, Inc. is the mid-tier stock holding company of Fox Chase Bank. The Bank is a federally chartered savings bank originally established in 1867. The Bank offers traditional banking services and products from its main office in Hatboro, Pennsylvania and ten branch offices in Bucks, Montgomery, Chester, Delaware and Philadelphia Counties in Pennsylvania and Atlantic and Cape May Counties in New Jersey. For more information, please visit the Bank's website at www.foxchasebank.com.
--------------------

This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets; changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.


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

FOX CHASE BANCORP, INC.                                1ST QUARTER EARNINGS 2008
PAGE 4


CONSOLIDATED STATEMENT OF OPERATIONS
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                   THREE MONTHS ENDED MARCH 31,
                                                                                   ----------------------------
                                                                                      2008             2007
                                                                                   ---------        -----------
                                                                                           (UNAUDITED)
INTEREST INCOME
     Interest and fees on loans                                                    $    7,128       $    5,548
     Interest on money market funds                                                       275               --
     Interest on mortgage related securities                                            2,904            1,818
     Interest on investment securities available-for-sale:
         Taxable                                                                          651              453
         Nontaxable                                                                       168              245
     Dividend income                                                                       58               66
     Other interest income                                                                 70            1,457
                                                                                   ----------       ----------
         TOTAL INTEREST INCOME                                                         11,254            9,587
                                                                                   ----------       ----------
INTEREST EXPENSE
     Deposits                                                                           5,107            4,870
     Federal Home Loan Bank advances                                                    1,030              366
     Other borrowed funds                                                                 182               --
                                                                                   ----------       ----------
         TOTAL INTEREST EXPENSE                                                         6,319            5,236
                                                                                   ----------       ----------
         NET INTEREST INCOME                                                            4,935            4,351
     Provision for loan losses                                                            175               --
                                                                                   ----------       ----------
         NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                            4,760            4,351
                                                                                   ----------       ----------
NONINTEREST INCOME
     Service charges and other fee income                                                 191              216
     Net gain on sale of:
         Securities available-for-sale                                                     70               --
         Loans                                                                              3               57
         Income on bank-owned life insurance                                              111              107
     Other                                                                                 18               56
                                                                                   ----------       ----------
         TOTAL NONINTEREST INCOME                                                         393              436
                                                                                   ----------       ----------
NONINTEREST EXPENSE
     Salaries, benefits and other compensation                                          2,798            2,417
     Occupancy expense                                                                    486              399
     Furniture and equipment expense                                                      216              232
     Data processing costs                                                                393              373
     Professional fees                                                                    313              474
     Marketing expense                                                                     95              121
     FDIC premiums                                                                         30               20
     Other                                                                                391              421
                                                                                   ----------       ----------
         TOTAL NONINTEREST EXPENSE                                                      4,722            4,457
                                                                                   ----------       ----------
         INCOME BEFORE INCOME TAXES                                                       431              330
     Income tax provision                                                                  86               37
                                                                                   ----------       ----------
         NET INCOME                                                                $      345       $      293
                                                                                   ==========       ==========
     Earnings per share:
     Basic                                                                         $     0.03       $     0.02
     Diluted                                                                       $     0.03       $     0.02


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FOX CHASE BANCORP, INC.                                1ST QUARTER EARNINGS 2008
PAGE 5


CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                  MARCH 31,           DECEMBER 31,
                                                                                    2008                 2007
                                                                                ------------         -------------
                                                                                (UNAUDITED)
ASSETS

Cash and due from banks                                                         $    2,692            $    3,307
Interest-earning demand deposits in other banks                                      8,990                 7,968
Money market funds                                                                  70,687                20,000
                                                                                ----------            ----------
     Total cash and cash equivalents                                                82,369                31,275
Investment securities available-for-sale                                            20,920                91,159
Mortgage related securities available-for-sale                                     264,156               205,145
Loans, net of allowance for loan losses of $3,540
     at March 31, 2008 and $3,376 at December 31, 2007                             458,464               447,035
Federal Home Loan Bank stock, at cost                                                7,621                 5,875
Bank-owned life insurance                                                           11,873                11,762
Premises and equipment                                                              14,253                14,466
Accrued interest receivable                                                          3,428                 3,360
Mortgage servicing rights                                                            1,032                 1,066
Deferred tax asset, net                                                                120                   410
Other assets                                                                         1,181                 1,366
                                                                                ----------            ----------
     TOTAL ASSETS                                                               $  865,417            $  812,919
                                                                                ==========            ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Deposits                                                                        $  597,982            $  585,560
Federal Home Loan Bank advances                                                    119,368                80,000
Other borrowed funds                                                                20,000                20,000
Advances from borrowers for taxes and insurance                                      2,077                 2,374
Accrued interest payable                                                               579                   504
Accrued expenses and other liabilities                                               1,999                 2,110
                                                                                ----------            ----------

     TOTAL LIABILITIES                                                             742,005               690,548
                                                                                ----------            ----------
STOCKHOLDERS' EQUITY

Preferred stock ($.01 par value; 1,000,000 shares authorized,
     none issued and outstanding at March 31, 2008 or December 31, 2007)                --                    --
Common stock ($.01 par value; 35,000,000 shares authorized,
     14,679,750 shares issued; 14,321,550 and 14,352,750 shares outstanding
     at March 31, 2008 and December 31, 2007, respectively)                            147                   147
Additional paid-in capital                                                          63,154                62,909
Treasury stock (at cost, 358,200 and 327,000 shares at March 31, 2008 and
     December 31, 2007, respectively)                                               (4,276)               (3,924)
Common stock acquired by benefit plans                                              (8,636)               (8,732)
Retained earnings                                                                   71,820                71,475
Accumulated other comprehensive income, net                                          1,203                   496
                                                                                ----------            ----------
        TOTAL STOCKHOLDERS' EQUITY                                                 123,412               122,371
                                                                                ----------            ----------
        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                              $  865,417            $  812,919
                                                                                ==========            ==========

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FOX CHASE BANCORP, INC.                                1ST QUARTER EARNINGS 2008
PAGE 6


SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF THE COMPANY (UNAUDITED)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                     March 31,         December 31,          March 31,
                                                       2008               2007                 2007
                                                   -------------      ------------         ------------
CAPITAL RATIOS(1):

Tier 1 capital (to adjusted assets)                    11.39%            12.03%               12.81%
Tier 1 risk -based capital (to risk-weighted assets)   21.75             21.78                26.22
Total risk-based capital (to risk-weighted assets)     22.53             22.54                27.03

ASSET QUALITY INDICATORS:

Nonperforming loans(2)                               $   774           $   819              $   158

Real estate owned                                         --                --                   --
                                                     -------           -------              -------

Total nonperforming assets                           $   774           $   819              $   158
                                                     =======           =======              =======

Ratio of nonperforming loans to total loans             0.17%             0.18%                0.04%
                                                     =======           =======              =======

Ratio of nonperforming loans to total assets            0.09              0.10                 0.02
                                                     =======           =======              =======

Ratio of allowance for loan losses to total loans       0.77              0.75                 0.77
                                                     =======           =======              =======


                                                        At or for the Three Months Ended;

                                                 March 31,         December 31,         March 31,
                                                   2008                2007               2007
                                              ----------------    ---------------    ----------------
PERFORMANCE RATIOS (3):
         Return on average assets                  0.16%              0.17%                0.16%
         Return on average equity                  1.12               1.06                 0.94
         Net interest margin                       2.39               2.74                 2.45

OTHER:
         Book value per share                    $ 8.62             $ 8.53               $ 8.62
         Employees (full-time equivalents)          140                141                  143


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(1) Represents capital ratios of Fox Chase Bank
(2) Includes nonaccruing loans and accruing loans past due 90 days or more
(3) Annualized